Exhibit 99.1
ReWalk Robotics Reports Second Quarter 2022 Financial Results

Highlights June 8th Milestone Participation at Biannual CMS HCPCS Public Meeting as Part of Efforts to Gain
“Artificial Legs” Benefit Category Classification as Prosthetic for ReWalk Device

Has Submitted 510k Application for ReWalk Stairs and Curbs Functionality

MARLBOROUGH, Mass. BERLIN, Germany and YOKNEAM ILIT, Israel, August 9, 2022 - ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”) today announced its financial results for the three and six months ended June 30, 2022.

Highlights of and subsequent to the second quarter of 2022 include:

•	Total revenue for the second quarter of 2022 was $1.6 million, compared to $1.4 million in the second quarter of 2021;
•	Strong cash position with $78.8 million as of June 30, 2022;
•	The Company’s operating expenses were $5.1 million in the second quarter of 2022, compared to $3.9 million in the second quarter of 2021;
•
In June 2022, the Company announced that its Board of Directors (the “Board”) had approved a program to repurchase up to $8.0 million of the Company’s ordinary shares, par value NIS 0.25 per share, subject to receipt of Israeli court approval. In July 2022, the Company announced that it had received approval from an Israeli court for the share repurchase program, valid through January 20, 2023. The process to begin repurchasing shares is underway.

•
On June 8th, the Company presented before CMS at its Healthcare Common Procedure Coding System (HCPCS) meeting, detailing why CMS should promptly assign the ReWalk Personal Prosthetic Exoskeleton to the “artificial leg” prosthetic benefit category. No preliminary determination was made during the meeting, and ReWalk is currently awaiting further feedback from CMS, which it expects to receive during the second half of 2022.

“Establishing broad access to ambulation technology for the paralyzed community – as well as adding new technologies to improve utilization – is our primary objective,” stated Larry Jasinski, Chief Executive Officer of ReWalk. “Our collaborative efforts with CMS and other bodies on reimbursement, combined with ongoing improvements of the technology, are driving significant progress against this goal. Further, recent public sessions and subsequent interaction with CMS are encouraging steps on this pathway to deliver for patients and create value for our shareholders. We look forward to near-term milestones that have the potential to significantly catalyze our growth via expanded reimbursement.”

Second Quarter 2022 Financial Results

Total revenue was $1.6 million in the second quarter of 2022, compared to $1.4 million during the second quarter of 2021. The increase is mainly due to higher number of ReWalk Personal 6.0 units sold in Europe and a higher number of distributed products sold in the United States.

Gross margin was 48% during the second quarter of 2022, compared to 51% in the second quarter of 2021. The decrease is mainly driven by higher freight and service-related expenses.

Total operating expenses in the second quarter of 2022 were $5.1 million, compared to $3.9 million in the second quarter of 2021. The increase is due to higher SG&A employee and employee related expenses as well as higher consulting expenses related to CMS progress, product development and professional services related to the 2022 proxy process.

Net loss was $4.4 million for the second quarter of 2022, compared to a net loss of $3.1 million in the second quarter of 2021.

Non-GAAP net loss was $4.2 million in the second quarter of 2022, compared to $2.9 million during the second quarter of 2021. Reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of June 30, 2022, ReWalk had $78.8 million in cash on its balance sheet.

Conference Call

ReWalk management will host its second quarter 2022 conference call as follows:

Date		Tuesday, August 9, 2022
Time		8:30 A.M EST
Telephone	U.S:	(866)374-5140
	International:	(404) 400-0571
	Israel:	4044000571
	Germany:	8001897777
Access code		43100176#
Webcast (live, listen-only and archive)		https://edge.media-server.com/mmc/p/fz7je7rr

The archived webcast will be available via the following URL https://edge.media-server.com/mmc/p/fz7je7rr or through the 'Investors' section' on our website at www.rewalk.com.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke.  ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the United States.

ReStore® is a registered trademark of ReWalk Robotics Ltd. in the United States, Europe and the United Kingdom.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the adverse effect that the COVID-19 pandemic has had and may continue to have on the Company’s business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk's ability to achieve reimbursement from third-party payors, including CMS, for its products; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; ReWalk's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Forms 10-K and 10-K/A for the year ended December 31, 2021 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and six months ended June 30, 2022 and 2021, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:
Almog Adar
Director of Finance
ReWalk Robotics Ltd.
T: +972-4-9590130
E: investorrelations@rewalk.com

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenue	$1,570	$1,436	$2,446	$2,752
Cost of revenues	824	709	1,435	1,318
Gross profit	746	727	1,011	1,434
Operating expenses:
Research and development, net	956	810	1,863	1,605
Sales and marketing	2,347	1,613	4,531	3,284
General and administrative	1,819	1,445	3,281	2,707
Total operating expenses	5,122	3,868	9,675	7,596
Operating loss	(4,376)	(3,141)	(8,664)	(6,162)
Financial expenses (income), net	44	(9)	68	(13)
Loss before income taxes	(4,420)	(3,132)	(8,732)	(6,149)
Taxes on income	26	9	64	54
Net loss	$(4,446)	$(3,141)	$(8,796)	$(6,203)
Basic net loss per ordinary share	$(0.07)	$(0.07)	$(0.14)	$(0.15)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted	62,544,467	46,123,222	62,519,063	41,210,527

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(4,446)	$(3,141)	(8,796)	(6,203)
Non-cash share based compensation expense	173	200	326	368
Depreciation of property and equipment, net	57	71	110	141
Non-GAAP net loss	$(4,216)	$(2,870)	$(8,360)	$(5,694)

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$78,832	$88,337
Trade receivable, net	866	585
Prepaid expenses and other current assets	957	610
Inventories	3,098	2,989
Total current assets	83,753	92,521
Restricted cash and other long term assets	1,020	1,064
Operating lease right-of-use assets	744	881
Property and equipment, net	281	284
Total assets	$85,798	$94,750
Liabilities and equity

Current liabilities
Current maturities of operating leases	610	641
Trade payables	1,552	1,384
Other current liabilities	1,637	2,013
Total current liabilities	3,799	4,038

Non-current operating leases	207	418
Other long-term liabilities	879	911
Shareholders’ equity	80,913	89,383
Total liabilities and equity	$85,798	$94,750

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2022	2021

Net cash used in operating activities	$(9,377)	$(6,340)

Net cash used in investing activities	(18)	(11)

Net cash provided by financing activities	-	50,236
Increase (decrease) in cash, cash equivalents, and restricted cash	(9,395)	43,885
Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	(164)	-
Cash, cash equivalents, and restricted cash at beginning of period	89,050	21,054
Cash, cash equivalents, and restricted cash at end of period	$79,491	$64,939

ReWalk Robotics Ltd. And subsidiaries
(unaudited)
(In thousands, except units placed)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenue:
United States	$578	$654	798	1,130
Europe	888	726	1,535	1,563
Asia Pacific	103	55	111	57
Africa	1	1	2	2
Total Revenue	$1,570	$1,436	$2,446	$2,752

Revenue:
Personal units revenue	$1,245	$1,153	2,015	2,461
Rehabilitation units revenue	325	283	431	291
Total Revenue	$1,570	$1,436	$2,446	$2,752